Date: 8/4/98

First Americans Mortgage Corp.
8815 Long
Lenexa, KS 66215
Attention: Dustan Shepherd

Ladies and Gentlemen:

                      RESIDENTIAL LOAN BROKERAGE AGREEMENT


The terms of this letter agreement ("Agreement") shall govern the brokerage of one-to-four family residential mortgage loans (individually, a "Brokered Loan" and collectively, the "Brokered' Loans") to the undersigned investor (either Washington Mutual Bank or Washington Mutual Bank fsb; referred to herein as "Investor"), by FIRST AMERICANS MORTGAGE CORP. ("Broker"). This Agreement sets forth our complete understanding regarding the above, and supersedes any prior agreements or correspondence on this topic.

The specific terms of our arrangement are as follows:

1. Nonexclusivity. This arrangement is nonexclusive. That is, Investor is free to make residential mortgage loans for its own account and to broker such loans to other lenders, and Broker is likewise free to make residential mortgage loans for its own account and to enter into brokerage arrangements with other lenders.

2. Independent Contractor. At all times during the term of this Agreement, Broker shall not be an employee of Investor, but shall be an independent contractor with respect to Investor for all purposes. Broker shall not be subject to the Bank's control or direction over the performance of Broker's services. To ensure Broker's exclusion from Washington State Industrial Insurance and Unemployment Compensation, Broker makes the following representations and warranties:

     a) Services under this Agreement shall be performed outside all of the places of business of the Bank, and Broker is responsible for the costs of Broker's principal place of business where Broker's services are performed; and

     b) Broker is customarily engaged in the brokerage business, and Broker has a principal place of business for Broker's services that is eligible for a business deduction for federal income tax purposes; and

     c) On the date of this Agreement, Broker is responsible for filing at the next applicable filing period a schedule of expenses with the Internal Revenue Service for Broker's business; and

     d)  On  the  date  of  this  Agreement,   or  within  a  reasonable  period
         thereafter, Broker has established an account with the Department of Revenue, and other state agencies as required by the particular case, for Broker's business for the payment of all state taxes normally paid by employers and businesses and has registered for and received a unified business identifier number from the State of Washington; and

     e) On the date of this Agreement, Broker is maintaining a separate set of books or records that reflect all items of income and expenses of Broker's business.



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                                                      LIMITED AGENCY ADDENDUM TO
                                            RESIDENTIAL LOAN BROKERAGE AGREEMENT

ThisAddendum amends and supplements that Residential Loan Brokerage Agreement ("Agreement') between FIRST AMERICANS MORTGAGE CORP. ("Broker') and Washington Mutual Bank or Washington Mutual Bank fsb ("Washington Mutual") as applicable.

The terms of this Addendum are as follows:

1. Washington Mutual designates Broker as Washington Mutual's agent for the sole, limited and exclusive purpose of ordering and obtaining appraisal services for the properties that are the subject of loans funded by Washington Mutual Bank or Washington Mutual Bank fsb. Broker shall in all other respects be subject to all other terms and conditions of the Agreement.

2.   Broker may order appraisal services under this Addendum in its own name.

3. The person ordering the appraisal services for Broker and selecting the appraiser to be used shall be competent to accept and assign orders and independent of any person involved in origination or production of the loan. The person ordering the appraisal service shall not receive any payment based on whether or not the loan is approved.

4. Appraisal services shall be ordered from appraisers who are on Washington Mutual's Approved Appraiser List at the time the appraisal service is ordered and when the appraisal service is performed.

5. Broker, its employees and agents (including the person ordering the appraisal service), and the Approved Appraiser performing the appraisal service for Broker shall have no direct or indirect interest, future or contemplated, financial or otherwise, in the property or transaction that is the subject of the appraisal service, other than the standard fees generated by the loan transaction.

6. Broker agrees not to submit to Washington Mutual, and not to retype for such submission, any appraisal reports by the borrower, seller, builder or any other person with a direct or indirect interest, future or contemplated, financial or otherwise, in the property or transaction that is the subject of the appraisal service.

7. Appraisal services shall comply with applicable federal and state law and regulations (including the FDIC's 12 C.F.R. Part 323 or the OTS's 12 C.F.R.
     Part 564, as applicable), the Uniform Standards of Professional Appraisal Practice ("USPAP") and Washington Mutual's Appraisal Report Standards or standards that are no less stringent than Washington Mutual's Appraisal Report Standards (as determined by Washington Mutual's Residential Appraisal Department).

8. Washington Mutual's minimum Appraisal Report Standards accompany this Addendum. By signing below, Broker acknowledges that Appraiser has received and will follow Washington Mutual's Appraisal Report Standards or standards no less stringent than Washington Mutual's Appraisal Report Standards (as determined by Washington Mutual's Residential Appraisal Department).

     In order to become Washington Mutual's limited agent for the purpose of ordering appraisal services under this Addendum, please sign this letter where indicated below.

                                  Very truly yours,

                                  Susan M. Potteiger
                                  Vice President/Manager of Appraisal Department

ACCEPTED AND AGREED TO this    4   day of      August, 1998               .
                           --------       --------------------------------
BROKER:              By    First Americans Mortgage Corp.
                                    Dustan R. Shepherd
                                    /s/ Dustan R. Shepherd




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10.  Assignment.  Neither party may assign its rights or obligations  under this
     Agreement without the consent of the other party. This paragraph does not prohibit Investor from selling Brokered Loans on the secondary market once they have been funded.

If the above correctly confirms our understanding, please sign this letter where indicated below.


                                                 Very truly yours,
                                                 [x] WASHINGTON MUTUAL BANK
                                                 [  ] WASHINGTON MUTUAL BANK fsb

                                                 By /s/ Michael S. Holt

                                                 Its First Vice President

ACCEPTED AND AGREED TO this   7th   day of   August, 1998                      .
                             ----        ---------------------------------------

BROKER:                                       First American Mortgage Corp.

                                              By /s/ Dustan R. Shepherd

                                              Its President


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